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                                                           Exhibit No. 99.j.3

                                POWER OF ATTORNEY

     I, W. Douglas Beck, President of The UBS Funds, UBS Relationship Funds and SMA Relationship Trust (each a "Trust"), hereby constitute and appoint Mark F. Kemper, Keith A. Weller, James Capezzuto, Mary Capasso, Michael Calhoun, Stephen Fleischer, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as President of the Trusts, any amendments to the current registration statements of the Trusts on Form N-1A (as filed with the Securities and Exchange Commission) and any registration statements of the Trusts on Form N-14, or any amendments thereto, to be filed with the Securities and Exchange Commission, and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements, amendments to such registration statements and other instruments.

       SIGNATURE                  TITLE                  DATE
       ---------                  -----                  -----
/s/ W. Douglas Beck              President           May 26, 2005
-----------------------
W. Douglas Beck